FREE WRITING PROSPECTUS

$550,136,000

(Approximate Offered Certificates)

C-BASS Mortgage Loan Asset-Backed Certificates,

Series 2006-CB5

June 22, 2006

Securitized Asset Backed Receivables LLC Trust 2006-CB5

Securitized Asset Backed Receivables LLC

(Depositor)

Credit-Based Asset Servicing and Securitization LLC

(Sponsor)

Litton Loan Servicing LP

(Servicer)

All terms and statements are subject to change.

COMPUTATIONAL MATERIALS FOR C-BASS 2006-CB5

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

TERM SHEET

June 22, 2006

C-BASS

Mortgage Loan Asset-Backed Certificates,

Series 2006-CB5

$550,136,000 (Approximate) (1)

A.

Subject to Revision

Class	Approx Size (1)	Coupon (3), (4)	WAL (yrs) (Call (5)/ Maturity )	Payment Window (Call (5)/ Maturity)	Payment Delay	Interest Accrual(2)	Expected Final Maturity(7)	Stated Final Maturity	Expected Ratings (S&P / Moody’s / Fitch)
Offered Certificates
Class A-1	270,710,000	1M LIBOR + [ ]	1.00/1.00	1 - 22/1 - 22	0	Actual/360	April 2008	June 2036	AAA/ Aaa /AAA
Class A-2	57,358,000	1M LIBOR + [ ]	2.00/2.00	22 - 27/22 - 27	0	Actual/360	September 2008	June 2036	AAA/ Aaa /AAA
Class A-3	86,390,000	1M LIBOR + [ ]	3.00/3.00	27 - 59/27 - 59	0	Actual/360	May 2011	June 2036	AAA/ Aaa /AAA
Class A-4	55,213,000	1M LIBOR + [ ]	5.77/7.37	59 - 72/59 - 170	0	Actual/360	August 2020	June 2036	AAA/ Aaa /AAA
Class M-1	21,574,000	1M LIBOR + [ ]	4.58/5.04	46 - 72/46 - 138	0	Actual/360	December 2017	June 2036	AA+/ Aa1 /AA+
Class M-2	18,950,000	1M LIBOR + [ ]	4.42/4.86	43 - 72/43 - 131	0	Actual/360	May 2017	June 2036	AA+/ Aa2 /AA
Class M-3	11,662,000	1M LIBOR + [ ]	4.34/4.76	41 - 72/41 - 124	0	Actual/360	October 2016	June 2036	AA / Aa3 /AA-
Class M-4	9,912,000	1M LIBOR + [ ]	4.29/4.68	40 - 72/40 - 118	0	Actual/360	April 2016	June 2036	AA/ A1 /A+
Class M-5	9,621,000	1M LIBOR + [ ]	4.26/4.62	39 - 72/39 - 112	0	Actual/360	October 2015	June 2036	AA-/ A2 /A
Class M-6	8,746,000	1M LIBOR + [ ]	4.23/4.55	39 - 72/39 - 105	0	Actual/360	March 2015	June 2036	A+/ A3 /A-
Non-Offered Certificates
Class B-1(6)	8,455,000	Fixed	Information Not Provided Hereby	A-/ Baa1 /BBB+
Class B-2(6)	6,706,000	Fixed	Information Not Provided Hereby	BBB+/ Baa2 /BBB
Class B-3(6)	4,373,000	Fixed	Information Not Provided Hereby	BBB / Baa3 /BBB-
Class B-4(6)	5,826,000	Fixed	Information Not Provided Hereby	BBB-/ Ba1 /NR
Total	575,496,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Offered Certificates will be priced to the Optional Termination Date.  The Senior Certificates and the Mezzanine Certificates will settle flat. The Subordinate Certificates will settle with accrued interest, beginning on June 1, 2006.

(3)

The pass-through rate on the Subordinate Certificates will increase by 0.50% on the first Distribution Date after the first possible Optional Termination Date. The certificate margin on the Senior Certificates will equal 2 times its original applicable margin on the first Distribution Date after the first possible Optional Termination Date.  The certificate margin on each class of the Mezzanine Certificates will equal 1.5 times its original certificate margin on the first Distribution Date after the first possible Optional Termination Date.

(4)

The Offered Certificates and the Non-Offered Certificates will be subject to the applicable Rate Cap and Maximum Rate Cap as described herein.

(5)

The Certificates will be priced at 23% HEP for the fixed rate collateral and 100% PPC for the adjustable rate collateral, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 22, increasing to and remaining constant at 50% CPR from month 23 until month 27 and decreasing and remaining constant at 35% CPR from month 28 and thereafter.  In addition, the Certificates will be priced assuming 10% optional termination is exercised.

(6)

The Subordinate Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for these Non-Offered Certificates is solely to assist purchasers of the Offered Certificates.

(7)

The Certificates will be priced at 23% HEP for the fixed rate collateral and 100% PPC for the adjustable rate collateral, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 22, increasing to and remaining constant at 50% CPR from month 23 until month 27 and decreasing and remaining constant at 35% CPR from month 28 and thereafter.  In addition, the Certificates will be priced assuming 10% optional termination is not exercised.

Title of Certificates

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB5, consisting of:

The Class  A-1, Class A-2, Class A-3 and Class A-4 Certificates (the “Senior Certificates” or the “Class A Certificates”); the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (the “Mezzanine Certificates”); the Class  B-1, Class B-2, Class B-3 and Class B-4  Certificates (the “Subordinate Certificates”).

The Senior Certificates and the Mezzanine Certificates are collectively known as the “Offered Certificates.”

The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates are collectively known as the “Non-Offered Certificates.”

Sole Lead Manager	Barclays Capital Inc.
Depositor	Securitized Asset Backed Receivables LLC
Sponsor	Credit-Based Asset Servicing and Securitization LLC (“C-BASS”)
Servicer	Litton Loan Servicing LP, a subsidiary of the Sponsor
Trustee	U.S. Bank National Association
Custodian	The Bank of New York
Significant Originators (+10%)	Fremont Investment & Loan (63.43%). No other originator has originated more than 10% of the Mortgage Pool.
Swap Provider	[TBD] The Swap Provider will be rated at least “A2” by Moody’s and “A” by S&P.
Cap Provider	[TBD] The Cap Provider will be rated at least “A2” by Moody’s and “A” by S&P.
Cut-Off Date	June 1, 2006
Pricing Date	The week of June 19, 2006
Closing Date	On or about June 30, 2006
Distribution Dates

Distribution of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in July 2006.

Payment Delay	With respect to the Senior Certificates and the Mezzanine Certificates, 0 days. With respect to the Subordinate Certificates, 24 days.
Day Count	With respect to the Senior Certificates and the Mezzanine Certificates, Actual/360. With respect to the Subordinate Certificates, 30/360.
ERISA Considerations

The Offered Certificates are expected to be ERISA eligible pursuant to the underwriter’s exemption. However, for so long as the Interest Rate Swap Agreement or the Interest Rate Cap Agreement is in effect, prospective purchasers must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

Legal Investment	The offered certificates will not constitute “mortgage-related securities” for the purposes of SMMEA.
Tax Status	The Offered Certificates will be designated as regular interests in one or more REMICs and, as such, will be treated as debt instruments of a REMIC for federal income tax purposes.
Denomination	$100,000 minimum and increments $1 in excess thereof for the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates.
Optional Termination Date	Any Distribution Date on which the aggregate principal balance of the Mortgage Loans is 10% or less than the aggregate Cut-off Date principal balance of the Mortgage Loans.
Monthly Servicer Advances

The Servicer is required to advance at least one business day prior to each Distribution Date scheduled principal and interest (net of the Servicing Fee) that were due during the related collection period, other than balloon loans, that are not received by the related determination date until it deems such advance to be non-recoverable.  The Servicer will not make any principal advances on REO properties and is not required to make any principal advances with respect to second lien mortgage loans.  With respect to balloon loans, as to which balloon payments are not made when due, the Servicer will advance assumed monthly payment based on the original principal amortization of such loan.  The Servicer is not obligated to make any advance with respect to a reduction in the monthly payment due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state laws.

Mortgage Loans

The Mortgage Loans consist of 2,753 conforming and non-conforming, fixed rate and adjustable rate, conventional closed-end Mortgage Loans with an aggregate principal balance of approximately $583,081,076 secured by 1st and 2nd lien, level pay and balloon mortgages on primarily 1-4 family properties and will be serviced by Litton Loan Servicing LP.  The statistical information presented herein concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is June 1, 2006.  The information regarding the mortgage loans is based on the principal balance of the mortgage loans as of the cut-off date assuming the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date.  It is possible that principal prepayments in part or in full may occur between the cut-off date and the closing date.  Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool due to prepayments in full, or as a result of not meeting the eligibility requirements for the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool.  As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented herein, although such variance should not be material.  In addition, the final mortgage loan pool may vary plus or minus 5.0% from the cut-off pool of mortgage loans described in this free writing prospectus. Please see collateral tables herein for additional information.

Administrative Fees

The Servicer will be paid a servicing fee aggregating approximately 0.50% per annum (payable monthly) on the stated principal balance of the Mortgage Loans.  The Trustee will be paid fees aggregating approximately 0.0050% per annum (payable monthly) on the stated principal balance of the Mortgage Loans.

Credit Enhancement	1. Excess interest 2. Over-Collateralization 3. Subordination
Excess Interest	Excess interest cashflow will be available as credit enhancement.
Over-Collateralization Amount

On any Distribution Date, the over-collateralization amount (the “O/C Amount”) will equal the excess, if any, of (x) the aggregate principal balance of the Mortgage Loans as of the last day of the related collection period over (y) the aggregate certificate principal balance of all classes of the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates (after taking into account all distributions of principal on such Distribution Date).  The O/C Amount will initially equal approximately 1.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.  To the extent the O/C Amount is reduced below the O/C Target Amount (as described below), excess cashflow will be directed to build O/C until the O/C Target Amount is restored.

Initial:  Approximately 1.30% of Cut-Off Date principal balance of the Mortgage Loans

Target: 1.30% of Cut-Off Date principal balance of the Mortgage Loans prior to the Stepdown Date, 2.60% of current principal balance of the Mortgage Loans after the Stepdown Date, provided no Trigger Event is in effect

Floor:   0.50% of Cut-Off Date principal balance of the Mortgage Loans

Subordination	The “Target Senior Enhancement Percentage” is equal to 2 times the initial Senior Enhancement Percentage.

Initial Enhancement	On or After Stepdown Date
Class	Percentage	Class	Percentage
Senior Certificates	19.45%	Senior Certificates	38.90%
Class M-1	15.75%	Class M-1	31.50%
Class M-2	12.50%	Class M-2	25.00%
Class M-3	10.50%	Class M-3	21.00%
Class M-4	8.80%	Class M-4	17.60%
Class M-5	7.15%	Class M-5	14.30%
Class M-6	5.65%	Class M-6	11.30%
Class B-1	4.20%	Class B-1	8.40%
Class B-2	3.05%	Class B-2	6.10%
Class B-3	2.30%	Class B-3	4.60%
Class B-4	1.30%	Class B-4	2.60%

Interest Accrual

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

·

The first accrual period for the Subordinate Certificates will begin on June 1, 2006 and end on June 30, 2006.  Interest in respect of a Distribution Date will accrue on such Certificates from and including the first day of the calendar month preceding that Distribution Date up to and including the last day of such month, on a 30/360 basis.

·

Interest on the Senior Certificates and the Mezzanine Certificates, will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Realized Losses

Losses resulting from the liquidation of defaulted mortgage loans will first be applied to excess interest, if any, and will then reduce the level of the O/C Amount.  If there is no excess interest and no O/C Amount, such losses will be allocated to the Subordinate Certificates and the Mezzanine Certificates in reverse order of seniority as follows: to the Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the related certificate principal balance has been reduced to zero.  Realized Losses will not be allocated to the Class A Certificates.

Special Hazard Losses

Special Hazard Losses are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.  Special Hazard Losses will be allocated as described above under “Realized Losses”, except that if the aggregate amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the principal balance of the Mortgage Loans as of the Cut-off Date, (ii) two times the amount of the principal balance of the largest Mortgage Loan and (iii) an amount equal to the aggregate principal balances of the Mortgage Loans in the largest zip-code concentration in the State of California, such excess losses will be allocated among all the outstanding classes (other than the Senior Certificates), pro rata, based on their respective Certificate Principal Balances.

Interest Rate Swap Agreement

On the Closing Date, the Trustee on behalf of the supplemental interest trust will enter into a Interest Rate Swap Agreement with a notional amount equal to, on each Distribution Date, the “Swap Notional Amount”. Under the Interest Rate Swap Agreement, the supplemental interest trust will be obligated to pay a fixed monthly rate on the Swap Notional Amount (calculated on a 30/360 basis) as set forth in the Swap Schedule herein, to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the Swap Notional Amount (calculated on an actual/360 basis) as set forth in the Interest Rate Swap Agreement from the Swap Provider, until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule for the Swap Notional Amount for each Distribution Date.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Interest Rate Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full generally, prior to distributions to Certificateholders.

In the event that the supplemental interest trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Interest Rate Cap Agreement

On the Closing Date, the Trustee on the Supplemental Interest Trust will enter into an Interest Rate Cap Agreement with an initial notional amount of $0.00.  Under the Interest Rate Cap Agreement, the Cap Provider will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of (a) the excess, if any, of (i) the then current 1-month LIBOR rate and (ii) 6.80% over (b) (i) an amount equal to the lesser of (x) the Maximum Cap Notional Amount set forth in the Interest Rate Cap Schedule herein and (y) the excess of (A) the aggregate certificate balance of the Senior and Mezzanine Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached Interest Rate Swap Agreement schedule, based on an “actual/360” basis until the Interest Rate Cap Agreement is terminated.

Generally, the interest rate cap payments will be deposited into the supplemental interest trust by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the supplemental interest trust will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Prepayment Interest Shortfall

With respect to any Distribution Date, for each mortgage loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month immediately preceding such Distribution Date an amount equal to the interest at the mortgage interest rate for such mortgage loan (the “Mortgage Interest Rate”) (net of the related Servicing Fee and Trustee Fee) on the amount of any principal prepayment in full for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month immediately preceding such Distribution Date.  The Servicer will cover Prepayment Interest Shortfalls on mortgage loans to the extent that this amount does not exceed one-half of its Servicing Fee for such Distribution Date.  However, the Servicer will not cover Prepayment Interest Shortfalls due to application of the Relief Act or principal prepayments in part.

With respect to any Distribution Date, the Servicer will have the right to retain as prepayment interest excess for each Mortgage Loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the last day of the related Prepayment Period, an amount equal to interest at the applicable Mortgage Interest Rate (net of the related Servicing Fee and Trustee Fee) on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such principal prepayment is so applied.

Prepayment Period

With respect to any Distribution Date, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from June 1, 2006) and ending on the 15th day of the calendar month in which the related Distribution Date occurs.

Pass-Through Rate

On each Distribution Date prior to and including the Optional Termination Date, the Pass-Through Rate for the Certificates is as follows:

The Pass-Through Rate for the Senior and Mezzanine Certificates for any Distribution Date will be the lesser of:

(i)

the sum of (x) one-month LIBOR as determined for the related period and (y) the related certificate margin for the applicable class, and

(ii)

the applicable Rate Cap and Maximum Rate Cap for such Distribution Date

The Pass-Through Rate for the Subordinate Certificates for any Distribution Date will be the lesser of:

(i)

the certificate coupon for such Distribution Date, and

(ii)

the applicable Rate Cap and Maximum Rate Cap for such Distribution Date.

On each Distribution Date after the Optional Termination Date, the certificate margins for the Senior Certificates will be 2.0 times and the Mezzanine Certificates will be 1.5 times their respective initial margins.

On the Distribution Date after the Optional Termination Date, the coupon on the Subordinate Certificates will increase by 0.50% per annum.

Senior/Mezzanine Net WAC Cap

The Senior/Mezzanine Net WAC Cap for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of both (i) Administrative Fees, and (ii) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Interest Rate Swap Agreement)), and (y) the aggregate principal balance of the Mortgage Loans as of the first day of the related collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Senior/Mezzanine Maximum Rate Cap

The Senior/Mezzanine Maximum Rate Cap for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the sum of (i) the total scheduled interest that would have accrued on the Mortgage Loans at their maximum lifetime mortgage interest rates for the related accrual period, net of Administrative Fees, and (ii) the Net Swap Payment or Swap Termination Payment, if any, made to the Trust, and (y) the aggregate principal balance of the Mortgage Loans as of the first day of the related collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.  Any interest shortfall due to the Senior/Mezzanine Maximum Rate Cap will not be reimbursed.

Subordinate Net WAC Cap

The Subordinate Net WAC Cap for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of both (i) Administrative Fees, and (ii) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Interest Rate Swap Agreement)), and (y) the aggregate principal balance of the Mortgage Loans as of the first day of the related collection period, expressed on the basis of an assumed 360-day year and twelve 30-day months.

Subordinate Maximum Rate Cap

The Subordinate Maximum Rate Cap for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Mortgage Loans at their maximum lifetime mortgage interest rates for the related accrual period, net of Administrative Fees, and (y) the aggregate principal balance of the Mortgage Loans as of the first day of the related collection period, expressed on the basis of an assumed 360-day year and twelve 30-day months.  Any interest shortfall due to the Subordinate Maximum Rate Cap will not be reimbursed.

Rate Cap	For the Senior Certificates and the Mezzanine Certificates, the Senior/Mezzanine Net WAC Cap. For the Subordinate Certificates, the Subordinate Net WAC Cap.
Maximum Rate Cap	For the Senior Certificates and the Mezzanine Certificates, the Senior/Mezzanine Maximum Rate Cap. For the Subordinate Certificates, the Subordinate Maximum Rate Cap.
Shortfall Reimbursement

If on any Distribution Date the pass-through rate on any class or classes of Certificates is limited by the applicable Rate Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of Certificates had not been so limited by the applicable Rate Cap, up to but not exceeding the applicable Maximum Rate Cap and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Interest Payment Priority

Interest received or advanced on each Distribution Date will be allocated in the following priority:

Interest received or advanced with respect to Mortgage Loans will be distributed as follows:

(i)

Repayment of any unreimbursed Servicer advances;

(ii)

Administrative Fees;

(iii)

To the supplemental interest trust any Net Swap Payment owed to the Swap

             Counterparty;

(iv)

To the supplemental interest trust any Swap Termination Payment (not  caused by a Swap Provider Trigger Event (as defined in the Interest Rate Swap

             Agreement));

(v)

Pro Rata to the Senior Certificates, related monthly interest and unpaid monthly interest;

(vi)

Sequentially, to each class of Mezzanine Certificates in alphanumeric order, related monthly interest and unpaid monthly interest; and

(vii)

Sequentially, to each class of Subordinate Certificates in alphanumeric order, related monthly interest and unpaid monthly interest.

On any Distribution Date, interest remaining after distributions made plus any overcollateralization release amount for such Distribution Date (“Excess Cashflow”) will be distributed as follows:

(i)

      In the order as described under “Principal Payment Priority”  as principal payments if necessary to restore O/C to the required level;

(ii)

      Payment of principal shortfalls;

(iii)

      Payment of Carryover concurrently to the Senior Certificates in proportion to their respective Carryover amounts;

(iv)

      Sequentially, payment of Carryover to the Mezzanine Certificates in  alphanumeric order;

(v)

      Sequentially, payment of Carryover to the Subordinate Certificates in alphanumeric order

(vi)

      Remaining amounts will be paid in accordance with the Pooling and Servicing Agreement and will not be available for payment to holders of the Senior, Mezzanine, or Subordinate Certificates.

Principal Payment Priority

On each Distribution Date, if the Subordinate Class Principal Distribution Test is not met:

Principal received or advanced with respect to the Mortgage Loans will be distributed as follows:

(i)

First, sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until their certificate principal balances are reduced to zero (notwithstanding the foregoing, if the aggregate certificate principal balance of the Senior Certificates exceeds the aggregate principal balance of the Mortgage Loans, principal distributions will be allocated concurrently, on a pro-rata basis);

(ii)

Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in each case until the certificate principal balance of each such class is reduced to zero.

On each Distribution Date, if the Subordinated Class Principal Distribution Test is met:

Principal received or advanced with respect to the Mortgage Loans will be distributed   as follows:

(i)

First, sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4  Certificates, in that order, until the Targeted Senior Enhancement Percentage for each such class has been reached (notwithstanding the foregoing, if the aggregate certificate principal of the Senior Certificates exceeds the aggregate principal balance of the Mortgage Loans, principal distributions will be allocated concurrently, on a pro-rata basis); and

(ii)

Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, and Class B-4 Certificates, in that order, so that the credit enhancement for each such class equals two times the respective original credit enhancement percentage for that class, as a product of the current aggregate principal balance of the mortgage loans, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The Subordinate Class Principal Distribution Test is met if:

(i)

The Stepdown Date has occurred; and

(ii)

A Trigger Event does not exist.

Step Down Date

The later to occur of (x) the earlier to occur of (a) the Distribution Date in July 2009 and (b) the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero, and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 38.90%.

Senior Enhancement Percentage

On any Distribution Date, is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (ii) the O/C Amount, in each case before taking into account principal distributions on such Distribution Date by (y) the principal balance of the Mortgage Loans as of the last day of the related collection period.

Trigger Event

Is in effect on a Distribution Date if any one of the following conditions exist as of the last day of the immediately preceding collection period:

i.

The “Rolling Six Month 60+ Day Delinquency Percentage” equals or exceeds      40.14% of the Senior Enhancement Percentage; or

ii.

The aggregate amount of realized losses incurred since the Cut-Off Date through the last day of such preceding collection period divided by the initial pool balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring
Loss Percentage
July 2008 – June 2009
1.35%
July 2009 – June 2010
3.00%
July 2010 – June 2011
4.70%
July 2011 – June 2012
6.05%
July 2012 and thereafter
6.50%

60+ Day Delinquent Loan

Each Mortgage Loan with respect to which any portion of a monthly payment is, as of the last day of the prior collection period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

Rolling Six Month 60+ Day Delinquency Percentage

With respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the six immediately preceding collection periods, the numerator of each of which is equal to the aggregate principal balance of Mortgage Loans that are 60+ Day Delinquent Loans as of the end of the day immediately preceding such collection period, and the denominator of which is the aggregate Mortgage Loan balance as of the end of the related collection period.

Distributions from the Swap Account

On any Distribution Date and after all distributions made under Interest Payment Priority and Principal Payment Priority above, from the Swap Account:

(1) To pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to the Mezzanine Certificates, sequentially, to pay any unpaid interest, including any accrued unpaid interest from a prior Distribution Date;

(2) To pay any principal on the Certificates then entitled to distributions of principal, in accordance with the principal payments provisions described herein, in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(3)  To pay the Mezzanine Certificates sequentially in alphanumeric order any Realized Losses;

(4) To pay concurrently in proportion of their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts after giving effect to distributions already made on such Distribution Date, to the Senior Certificates, any remaining Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

(5) To pay the Mezzanine Certificates sequentially in alphanumeric order any remaining Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts.

(6) To the holders of the Class CE Certificates, any remaining amounts.

Distributions from the Interest Rate Cap Account

On any Distribution Date and after all distributions made under Interest Payment Priority and Principal Payment Priority above, and after distributions from the Swap Account, from the Cap Account:

(1) To pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest, including any accrued unpaid interest from a prior Distribution Date, and to the Mezzanine Certificates, sequentially;

(2) To pay any principal on the Certificates then entitled to distributions of principal, in accordance with the principal payments provisions described herein, in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(3)  To pay the Mezzanine Certificates sequentially in alphanumeric order any Realized Losses;

(4) To pay concurrently in proportion of their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts after giving effect to distributions already made on such Distribution Date, to the Senior Certificates, any remaining Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

(5) To pay the Mezzanine Certificates sequentially in alphanumeric order any remaining Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts.

(6) To the holders of the Class CE Certificates, any remaining amounts.

INTEREST RATE SWAP SCHEDULE

Period	Swap Notional Amount ($)	Strike (%)*	Period	Swap Notional Amount ($)	Strike (%)*
1	538,181,000.00	[5.670]	31	42,531,866.77	[5.670]
2	528,247,550.72	[5.670]	32	40,579,335.68	[5.670]
3	516,276,886.85	[5.670]	33	38,060,331.32	[5.670]
4	502,306,553.34	[5.670]	34	34,167,845.23	[5.670]
5	486,388,535.89	[5.670]	35	29,302,762.57	[5.670]
6	468,594,549.44	[5.670]	36	28,183,245.09	[5.670]
7	449,053,425.78	[5.670]	37	27,170,225.50	[5.670]
8	427,948,078.01	[5.670]	38	26,193,828.29	[5.670]
9	406,619,440.22	[5.670]	39	25,252,711.65	[5.670]
10	385,804,939.23	[5.670]	40	24,345,584.13	[5.670]
11	365,661,786.23	[5.670]	41	23,471,202.69	[5.670]
12	346,468,612.93	[5.670]	42	22,628,370.80	[5.670]
13	328,182,122.55	[5.670]	43	21,815,936.63	[5.670]
14	310,752,930.60	[5.670]	44	21,032,791.34	[5.670]
15	294,141,709.06	[5.670]	45	20,277,867.37	[5.670]
16	278,315,346.35	[5.670]	46	19,550,136.93	[5.670]
17	263,213,073.00	[5.670]	47	18,848,610.41	[5.670]
18	248,806,458.36	[5.670]	48	18,172,334.89	[5.670]
19	228,092,957.52	[5.670]	49	17,520,392.81	[5.670]
20	159,285,688.30	[5.670]	50	16,891,900.56	[5.670]
21	99,146,324.77	[5.670]	51	16,286,007.21	[5.670]
22	83,837,937.56	[5.670]	52	15,701,893.24	[5.670]
23	61,865,322.94	[5.670]	53	15,138,769.39	[5.670]
24	58,411,267.75	[5.670]	54	14,595,875.43	[5.670]
25	55,295,027.72	[5.670]	55	14,072,479.17	[5.670]
26	52,619,395.66	[5.670]	56	13,490,621.50	[5.670]
27	50,423,269.64	[5.670]	57	12,997,642.96	[5.670]
28	48,302,448.72	[5.670]	58	12,492,654.72	[5.670]
29	46,304,230.54	[5.670]
30	44,355,943.70	[5.670]

* Based upon actual pricing levels, the strike may be adjusted on the pricing date by no more than +/- 3% of the applicable strike rate.

INTEREST RATE CAP SCHEDULE

Period	Maximum Cap Notional Amount ($)	Strike (%)	Period	Maximum Cap Notional Amount ($)	Strike (%)
1	-	6.800	35	118,683,711.24	6.800
2	2,620,560.88	6.800	36	112,915,694.22	6.800
3	6,390,349.18	6.800	37	107,378,797.57	6.800
4	11,297,770.95	6.800	38	102,128,966.99	6.800
5	17,315,543.14	6.800	39	97,180,048.27	6.800
6	24,400,862.40	6.800	40	92,450,821.14	6.800
7	32,458,060.91	6.800	41	87,957,478.53	6.800
8	41,612,456.79	6.800	42	83,714,560.70	6.800
9	50,360,205.99	6.800	43	79,485,371.59	6.800
10	57,748,966.94	6.800	44	75,260,876.04	6.800
11	64,180,614.13	6.800	45	71,029,489.56	6.800
12	69,081,545.29	6.800	46	66,777,949.25	6.800
13	72,712,274.48	6.800	47	62,502,086.33	6.800
14	76,266,445.45	6.800	48	58,202,456.83	6.800
15	78,727,336.65	6.800	49	53,879,729.88	6.800
16	80,514,549.33	6.800	50	50,521,382.07	6.800
17	81,901,024.55	6.800	51	47,144,434.51	6.800
18	83,103,667.62	6.800	52	43,747,211.32	6.800
19	91,225,571.19	6.800	53	40,330,112.92	6.800
20	148,027,719.77	6.800	54	36,893,937.45	6.800
21	191,078,367.18	6.800	55	33,439,321.07	6.800
22	187,297,132.04	6.800	56	30,044,253.58	6.800
23	191,298,419.95	6.800	57	26,560,416.88	6.800
24	177,121,646.42	6.800	58	23,089,590.52	6.800
25	164,133,803.95	6.800
26	152,981,261.38	6.800
27	145,677,259.13	6.800
28	140,698,067.94	6.800
29	136,330,667.25	6.800
30	132,962,318.25	6.800
31	129,781,601.82	6.800
32	127,116,751.49	6.800
33	123,696,097.77	6.800
34	120,673,643.38	6.800

C-BASS Series 2006-CB5

Total Mortgage Loan Characteristics Summary Report

Summary	Total	Minimum	Maximum
Aggregate Current Principal Balance	$583,081,076.40
Number of Mortgage Loans	2,753
Average Outstanding Principal Balance(1)	$211,798.43	$6,359.90	$1,244,378.53
Average Original Loan Balance(1)	$212,209.09	$6,500.00	$1,248,750.00
Weighted Average Current Combined Loan-to-Value Ratio(1)	78.28%	9.56%	100.00%
Weighted Average Loan Rate(1)	8.150%	5.375%	13.925%
Weighted Average Gross Margin(1),(4)	5.857%	2.250%	8.740%
Weighted Average Initial Periodic Cap(1),(4)	2.175%	1.500%	6.000%
Weighted Average Subsequent Periodic Cap(1),(4)	1.367%	1.000%	2.000%
Weighted Average Minimum Interest Rate(1),(2),(4),(5)	8.117%	2.250%	13.200%
Weighted Average Maximum Interest Rate(1),(4)	14.138%	10.900%	19.800%
Weighted Average Original Term to Maturity (months) (1)	355	120	360
Weighted Average Remaining Term to Stated Maturity (months) (1)	351	115	359
Weighted Average Term to Roll (months) (1),(4)	21	5	58
Weighted Average Credit Score(1),(3)	625	433	813
(1)Average or Weighted Average reflected in Total.
(2)91.91% of the Adjustable Rate Mortgage Loans have minimum interest rates.
(3)100.00% of the Mortgage Loans have Credit Scores.
(4)Adjustable Rate Mortgage Loans only.
(5)Non-zero Weighted Average and Minimum value.

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Fully Amortizing	68.63%
	Balloon Payment	30.11%
	Dual Amortization	1.26%

Lien	First	96.90%
	Second	3.10%

Adjustment Type	Fixed	15.35%
	ARM	84.65%

Payment Type	Actuarial	83.11%
	Interest Only	16.89%
	Simple Interest	0.00%

Index (ARM Loans Only)	6 Month LIBOR	100.00%

Geographic Distribution	California	28.74%
	Florida	23.08%
	Arizona	5.35%
	Illinois	2.91%
	Nevada	2.29%

Largest Zip Code Concentration	33177	0.48%

Sub-prime Loans	100.00%

Seller Financed Loans	0.00%

Loans with Borrower PMI	0.00%

Loans with Prepayment Penalties	79.98%

Principal Balance Outstanding

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Principal Balances	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
0.01 - 50,000.00	282	$9,581,857.34	1.64%	11.377%	651	97.38%
50,000.01 - 100,000.00	259	19,519,931.65	3.35	9.746	639	82.31
100,000.01 - 150,000.00	431	54,677,261.93	9.38	8.354	617	76.03
150,000.01 - 200,000.00	522	91,718,700.00	15.73	8.223	610	75.78
200,000.01 - 250,000.00	403	90,259,396.88	15.48	8.111	616	77.91
250,000.01 - 300,000.00	277	76,189,968.59	13.07	7.986	620	77.21
300,000.01 - 350,000.00	221	71,706,773.14	12.30	7.978	630	80.15
350,000.01 - 400,000.00	130	48,480,705.14	8.31	7.811	639	80.05
400,000.01 - 450,000.00	73	31,073,104.27	5.33	7.736	635	77.61
450,000.01 - 500,000.00	45	21,340,817.82	3.66	8.266	626	77.25
500,000.01 - 550,000.00	34	17,773,390.09	3.05	7.832	642	81.04
550,000.01 - 600,000.00	26	14,983,331.37	2.57	7.801	636	79.17
600,000.01 - 650,000.00	16	10,030,438.10	1.72	7.950	637	81.17
650,000.01 - 700,000.00	8	5,361,724.85	0.92	7.673	655	82.52
700,000.01 - 750,000.00	21	15,416,742.54	2.64	7.642	639	79.99
750,000.01 - 800,000.00	1	759,085.37	0.13	8.550	761	80.00
800,000.01 - 850,000.00	1	840,000.00	0.14	8.100	696	80.00
900,000.01 - 950,000.00	1	937,919.43	0.16	6.500	620	60.65
1,150,000.01 - 1,200,000.00	1	1,185,549.36	0.20	7.900	668	80.00
1,200,000.01 - 1,250,000.00	1	1,244,378.53	0.21	8.050	623	67.50
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

FICO Scores

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
FICO Scores	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
421 - 440	2	$389,729.49	0.07%	10.894%	435	62.00%
461 - 480	5	563,433.02	0.10	9.813	472	54.96
481 - 500	12	2,159,468.20	0.37	10.399	495	65.99
501 - 520	114	26,689,311.71	4.58	9.413	511	70.53
521 - 540	165	36,738,281.64	6.30	8.914	531	69.31
541 - 560	212	47,423,033.82	8.13	8.792	552	74.72
561 - 580	224	47,302,568.09	8.11	8.401	571	78.12
581 - 600	235	51,207,537.69	8.78	8.105	591	77.09
601 - 620	304	63,915,940.78	10.96	8.088	611	78.81
621 - 640	420	76,060,862.41	13.04	8.179	630	80.52
641 - 660	305	66,279,725.02	11.37	7.919	650	81.75
661 - 680	217	46,807,753.46	8.03	7.644	670	80.21
681 - 700	164	35,656,999.74	6.12	7.587	691	80.94
701 - 720	144	29,201,731.08	5.01	7.614	710	82.01
721 - 740	96	21,113,493.66	3.62	7.487	730	81.71
741 - 760	69	15,683,466.85	2.69	7.584	749	82.27
761 - 780	38	10,042,335.36	1.72	7.482	768	80.39
781 - 800	21	4,733,966.71	0.81	7.746	791	83.46
801 - 820	6	1,111,437.67	0.19	7.394	808	75.84
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Original Term to Maturity

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Original Term to Maturity (months)	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
109 - 120	9	$91,236.58	0.02%	12.328%	672	95.00%
169 - 180	277	15,110,938.95	2.59	11.108	655	94.34
229 - 240	7	1,036,619.01	0.18	7.896	641	80.86
337 - 348	1	239,789.86	0.04	7.275	618	96.17
349 - 360	2,459	566,602,492.00	97.17	8.071	624	77.99
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Remaining Term to Stated Maturity

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
Remaining Term to	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Stated Maturity (months)	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
109 - 120	9	$91,236.58	0.02%	12.328%	672	95.00%
169 - 180	277	15,110,938.95	2.59	11.108	655	94.34
229 - 240	7	1,036,619.01	0.18	7.896	641	80.86
337 - 348	1	239,789.86	0.04	7.275	618	96.17
349 - 360	2,459	566,602,492.00	97.17	8.071	624	77.99
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Property Type

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Property Type	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
Single Family Residence	2,205	$470,768,604.99	80.74%	8.137%	622	78.49%
Townhouse	1	76,953.72	0.01	12.000	654	100.00
Condo	212	39,616,026.26	6.79	8.189	647	79.18
2 Family	103	23,272,260.44	3.99	8.157	635	75.53
3 Family	31	5,265,727.55	0.90	9.487	622	76.66
4 Family	14	4,382,195.37	0.75	8.445	636	68.56
PUD	187	39,699,308.07	6.81	8.037	634	79.99
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Occupancy

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Occupancy	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
Primary	2,573	$549,018,860.33	94.16%	8.114%	624	78.46%
Second Home	31	5,995,792.02	1.03	8.511	642	85.27
Investment	149	28,066,424.05	4.81	8.764	632	76.36
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Loan Purpose

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Loan Purpose	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
Purchase	1,144	$220,813,756.57	37.87%	8.019%	666	82.58%
Refinance - Rate Term	210	43,507,735.66	7.46	7.675	617	76.84
Refinance - Cashout	1,399	318,759,584.17	54.67	8.305	598	75.77
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Current Mortgage Loan Rates

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
Range of	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Current Mortgage Loan Rates	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
5.001 - 5.500	2	$325,979.70	0.06%	5.424%	681	70.94%
5.501 - 6.000	7	1,451,501.64	0.25	5.958	663	63.36
6.001 - 6.500	67	19,051,759.64	3.27	6.352	660	71.91
6.501 - 7.000	263	68,783,675.84	11.80	6.845	672	78.05
7.001 - 7.500	412	105,586,797.15	18.11	7.315	654	78.41
7.501 - 8.000	500	123,891,366.54	21.25	7.802	631	79.70
8.001 - 8.500	376	88,164,415.37	15.12	8.287	612	78.41
8.501 - 9.000	352	80,402,818.40	13.79	8.776	596	78.25
9.001 - 9.500	165	33,550,091.64	5.75	9.267	580	78.82
9.501 - 10.000	141	23,487,481.41	4.03	9.760	566	76.98
10.001 - 10.500	60	8,628,627.58	1.48	10.286	564	78.42
10.501 - 11.000	98	9,033,442.78	1.55	10.830	574	74.46
11.001 - 11.500	76	6,251,401.30	1.07	11.282	596	76.62
11.501 - 12.000	101	7,358,082.70	1.26	11.785	594	81.80
12.001 - 12.500	47	2,648,660.77	0.45	12.244	590	83.30
12.501 - 13.000	53	2,750,719.34	0.47	12.802	629	95.18
13.001 - 13.500	26	1,362,299.56	0.23	13.246	606	90.74
13.501 - 14.000	7	351,955.04	0.06	13.748	617	85.23
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Minimum: 5.375

Maximum: 13.925

W.A. 8.150

Current Combined Loan-to-Value Ratios

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
Range of Current	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Combined Loan-to-Value Ratios	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
0.01 - 10.00	1	$49,511.57	0.01%	6.700%	668	9.65%
10.01 - 20.00	3	234,639.19	0.04	10.616	543	18.18
20.01 - 30.00	12	1,544,956.82	0.26	8.666	597	27.79
30.01 - 40.00	28	3,902,255.64	0.67	8.545	573	37.57
40.01 - 50.00	56	9,760,124.70	1.67	8.519	589	46.44
50.01 - 60.00	127	25,109,223.96	4.31	8.469	583	56.42
60.01 - 70.00	362	82,930,291.02	14.22	8.348	581	66.21
70.01 - 80.00	1,153	294,392,920.31	50.49	7.852	641	79.01
80.01 - 90.00	519	124,195,371.60	21.30	8.154	619	87.79
90.01 - 100.00	492	40,961,781.59	7.03	9.523	657	97.97
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Minimum: 9.56

Maximum: 100.00

W.A.: 78.28

State or Territory

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
State or Territory	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
Alabama	6	$408,442.54	0.07%	8.065%	666	86.55%
Alaska	4	1,057,304.45	0.18	8.604	670	75.92
Arizona	185	31,197,104.09	5.35	8.006	629	80.29
Arkansas	1	121,897.91	0.02	7.990	589	90.00
California	536	167,571,707.55	28.74	7.765	635	77.37
Colorado	39	8,633,295.56	1.48	7.804	634	84.36
Connecticut	18	3,601,122.06	0.62	8.428	604	76.72
Delaware	18	2,791,689.51	0.48	8.113	608	79.42
District of Columbia	15	4,422,294.97	0.76	8.704	604	67.59
Florida	699	134,554,496.42	23.08	8.240	626	80.05
Georgia	57	7,198,042.29	1.23	8.632	609	82.82
Hawaii	13	4,043,733.16	0.69	8.029	626	69.14
Idaho	9	1,387,521.94	0.24	8.495	620	85.98
Illinois	105	16,976,475.54	2.91	8.409	620	82.92
Indiana	17	1,722,580.91	0.30	8.211	645	88.53
Iowa	1	28,148.64	0.00	10.990	583	100.00
Kansas	6	642,839.37	0.11	8.894	650	96.24
Kentucky	10	1,021,941.44	0.18	8.966	569	88.48
Louisiana	16	1,497,166.34	0.26	8.528	631	78.82
Maine	6	1,046,900.02	0.18	7.740	626	87.76
Maryland	127	25,638,901.72	4.40	8.297	599	72.80
Massachusetts	43	8,575,567.03	1.47	8.655	637	74.16
Michigan	27	3,601,389.49	0.62	8.530	612	80.88
Minnesota	34	6,174,018.14	1.06	8.487	611	82.41
Mississippi	7	884,300.65	0.15	8.812	599	87.13
Missouri	21	2,592,833.01	0.44	8.707	610	82.49
Montana	4	509,979.85	0.09	8.816	589	78.84
Nebraska	1	148,357.91	0.03	9.650	559	90.00
Nevada	64	13,355,681.28	2.29	8.239	639	79.11
New Hampshire	16	2,649,199.37	0.45	8.574	593	81.37
New Jersey	70	16,080,873.87	2.76	8.571	592	73.39
New Mexico	6	517,115.13	0.09	9.265	624	85.52
New York	105	29,481,324.76	5.06	8.311	613	70.45
North Carolina	28	2,465,744.36	0.42	9.011	624	82.22
Ohio	12	2,018,757.85	0.35	8.218	631	81.97
Oklahoma	5	398,624.64	0.07	9.169	614	85.88
Oregon	28	4,583,329.33	0.79	8.083	634	77.02
Pennsylvania	62	9,610,113.15	1.65	8.640	613	81.14
Rhode Island	17	2,522,522.56	0.43	9.000	592	71.95
South Carolina	10	1,492,703.62	0.26	8.958	615	82.35
South Dakota	2	146,698.70	0.03	8.298	623	100.00
Tennessee	31	3,127,895.84	0.54	8.491	606	81.10
Texas	51	6,089,542.33	1.04	8.803	610	82.93
Utah	15	2,891,138.56	0.50	7.901	627	81.11
Vermont	1	164,848.75	0.03	8.800	554	60.44
Virginia	128	35,277,891.68	6.05	8.231	624	80.33
Washington	48	9,127,142.46	1.57	7.949	656	81.71
West Virginia	5	613,093.27	0.11	8.114	616	77.57
Wisconsin	21	2,082,123.13	0.36	9.036	626	88.04
Wyoming	3	334,659.25	0.06	8.511	661	87.88
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Loan Documentation

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Loan Documentation	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
Full	1,491	$314,858,896.43	54.00%	7.861%	618	79.59%
Alternative	16	3,074,980.85	0.53	8.104	601	81.52
Limited	15	2,928,341.81	0.50	7.529	616	71.07
Stated	1,193	255,209,482.05	43.77	8.503	635	77.18
Easy	24	5,384,833.22	0.92	8.374	584	75.41
None	14	1,624,542.04	0.28	9.037	640	67.22
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Prepayment Penalty Term

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Prepayment Penalty Term	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
0	636	$116,740,016.33	20.02%	8.630%	610	75.51%
12	115	29,969,462.68	5.14	8.392	622	77.02
24	1,274	286,963,484.71	49.22	8.167	624	79.85
30	1	150,895.94	0.03	7.200	659	75.00
35	1	599,508.34	0.10	6.750	770	80.00
36	722	147,350,553.81	25.27	7.695	639	78.28
60	4	1,307,154.59	0.22	7.869	600	76.55
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Interest Only Term

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Interest Only Term	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
0	2,413	$484,624,001.80	83.11%	8.284%	617	78.34%
24	15	2,756,738.69	0.47	10.358	534	67.15
36	2	299,250.00	0.05	8.583	580	83.89
60	320	94,292,195.85	16.17	7.401	670	79.37
84	1	219,890.06	0.04	8.125	627	80.00
120	2	889,000.00	0.15	7.108	663	62.20
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Debt-to-Income Ratio

			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
Range of	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Debt-to-Income Ratios	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
N / A	14	$1,552,505.07	0.27%	9.268%	652	63.79%
0.01 - 10.00	5	1,235,586.61	0.21	8.406	629	71.91
10.01 - 20.00	47	10,536,209.90	1.81	8.222	615	79.64
20.01 - 30.00	204	39,205,826.24	6.72	8.058	622	77.34
30.01 - 40.00	642	122,588,741.02	21.02	8.124	624	77.03
40.01 - 50.00	1,429	307,792,374.08	52.79	8.092	632	79.23
50.01 - 60.00	412	100,169,833.48	17.18	8.366	607	78.28
Total:	2,753	$583,081,076.40	100.00%	8.150%	625	78.43%

*Combined LTV if the loan is a second lien.

Minimum (non-zero): 7.00

Maximum: 59.96

N.Z.W.A.: 42.92

Gross Margins (Excludes Fixed Rate Mortgage Loans)
			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Range of Gross Margins	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
2.001% - 2.500%	1	$187,679.00	0.04%	7.250%	708	80.00%
2.501% - 3.000%	2	364,740.84	0.07	7.832	606	78.56
3.001% - 3.500%	1	226,632.48	0.05	6.950	742	80.00
3.501% - 4.000%	12	2,524,808.07	0.51	6.285	654	72.04
4.001% - 4.500%	51	14,760,100.26	2.99	6.615	681	77.30
4.501% - 5.000%	212	58,575,109.01	11.87	7.013	662	78.53
5.001% - 5.500%	377	100,845,314.64	20.43	7.511	641	79.30
5.501% - 6.000%	485	118,447,786.31	24.00	7.918	630	79.78
6.001% - 6.500%	374	89,148,155.69	18.06	8.418	604	77.94
6.501% - 7.000%	425	90,498,529.60	18.33	9.489	580	75.20
7.001% - 7.500%	41	9,135,863.49	1.85	8.541	609	78.72
7.501% - 8.000%	25	6,354,301.57	1.29	9.205	577	77.61
8.001% - 8.500%	12	1,956,297.97	0.40	9.218	600	86.06
8.501% - 9.000%	3	578,631.93	0.12	9.671	572	78.49
Total:	2,021	$493,603,950.86	100.00%	8.093%	623	78.22%

*Combined LTV if the loan is a second lien.

Minimum: 2.250

Maximum: 8.740

W.A.: 5.857

Initial Periodic Rate Cap (Excludes Fixed Rate Mortgage Loans)
			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Initial Periodic Rate Cap	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
1.50%	8	$1,790,490.23	0.36%	8.146%	628	72.91%
2.00%	1,643	405,828,124.92	82.22	8.143	617	78.19
3.00%	368	85,497,656.71	17.32	7.856	649	78.54
5.00%	1	300,000.00	0.06	7.990	576	69.77
6.00%	1	187,679.00	0.04	7.250	708	80.00
Total:	2,021	$493,603,950.86	100.00%	8.093%	623	78.22%

*Combined LTV if the loan is a second lien.

Minimum: 1.500

Maximum: 6.000

W.A.: 2.175

Subsequent Periodic Rate Cap (Excludes Fixed Rate Mortgage Loans)
			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Subsequent Periodic Rate Cap	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
1.00%	587	$134,365,028.44	27.22%	7.707%	644	79.22%
1.50%	1,425	356,276,188.28	72.18	8.241	615	77.86
2.00%	9	2,962,734.14	0.60	7.723	618	76.54
Total:	2,021	$493,603,950.86	100.00%	8.093%	623	78.22%

*Combined LTV if the loan is a second lien.

Minimum: 1.000

Maximum: 2.000

W.A.: 1.367

Maximum Mortgage Rates (Excludes Fixed Rate Mortgage Loans)
			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Range of Maximum Mortgage Rates	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
10.501% - 11.000%	3	$649,233.16	0.13%	5.969%	601	67.30%
11.001% - 11.500%	6	1,338,852.19	0.27	6.101	640	72.29
11.501% - 12.000%	15	3,425,828.32	0.69	6.586	653	71.46
12.001% - 12.500%	42	11,306,991.44	2.29	6.482	668	76.46
12.501% - 13.000%	178	49,793,040.61	10.09	6.899	670	79.01
13.001% - 13.500%	329	88,115,666.02	17.85	7.328	653	78.94
13.501% - 14.000%	402	102,652,982.90	20.80	7.816	634	80.55
14.001% - 14.500%	350	83,289,966.57	16.87	8.215	617	78.67
14.501% - 15.000%	317	75,561,921.48	15.31	8.695	596	77.79
15.001% - 15.500%	150	31,737,469.05	6.43	9.114	589	78.54
15.501% - 16.000%	110	22,113,415.47	4.48	9.530	566	75.54
16.001% - 16.500%	34	7,997,143.63	1.62	9.909	535	74.80
16.501% - 17.000%	23	4,485,816.21	0.91	10.520	537	67.38
17.001% - 17.500%	23	4,261,107.36	0.86	11.015	549	66.71
17.501% - 18.000%	15	2,821,524.59	0.57	11.773	546	61.76
18.001% - 18.500%	9	1,414,254.63	0.29	11.873	525	58.46
18.501% - 19.000%	10	1,437,581.56	0.29	11.072	504	60.15
19.001% - 19.500%	2	289,988.34	0.06	13.138	531	61.87
19.501% - 20.000%	3	911,167.33	0.18	12.007	547	68.74
Total:	2,021	$493,603,950.86	100.00%	8.093%	623	78.22%

*Combined LTV if the loan is a second lien.

Minimum: 10.900

Maximum: 19.800

W.A.: 14.138

Minimum Mortgage Rates (Excludes Fixed Rate Mortgage Loans)
			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Range of Minimum Mortgage Rates	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
<= 0.000%	161	$39,936,912.58	8.09%	7.739%	677	78.96%
2.001% - 2.500%	1	187,679.00	0.04	7.250	708	80.00
5.001% - 5.500%	3	541,714.93	0.11	6.370	646	73.41
5.501% - 6.000%	6	1,457,637.10	0.30	6.305	638	62.84
6.001% - 6.500%	38	10,789,906.75	2.19	6.445	651	75.81
6.501% - 7.000%	169	45,618,066.76	9.24	6.860	663	78.63
7.001% - 7.500%	308	81,972,502.76	16.61	7.316	650	78.69
7.501% - 8.000%	385	98,262,755.04	19.91	7.812	628	80.25
8.001% - 8.500%	324	76,177,558.60	15.43	8.290	609	78.67
8.501% - 9.000%	301	72,368,324.52	14.66	8.784	592	77.92
9.001% - 9.500%	140	29,835,427.60	6.04	9.265	579	79.18
9.501% - 10.000%	95	18,928,668.86	3.83	9.757	557	74.55
10.001% - 10.500%	24	5,632,704.42	1.14	10.273	539	74.00
10.501% - 11.000%	18	3,734,981.36	0.76	10.732	532	65.24
11.001% - 11.500%	22	3,580,710.69	0.73	11.253	550	61.36
11.501% - 12.000%	15	2,821,524.59	0.57	11.773	546	61.76
12.001% - 12.500%	7	1,132,766.82	0.23	12.276	529	62.21
12.501% - 13.000%	2	334,120.14	0.07	12.783	569	66.66
13.001% - 13.500%	2	289,988.34	0.06	13.138	531	61.87
Total:	2,021	$493,603,950.86	100.00%	8.093%	623	78.22%

*Combined LTV if the loan is a second lien.

Minimum (non-zero): 2.250

Maximum: 13.200

N.Z.W.A.: 8.117

Next Loan Rate Adjustment Month (Excludes Fixed Rate Mortgage Loans)
			% of Scheduled	Weighted	Weighted	Weighted
	Number	Scheduled	Principal Balance of the	Average	Average	Average
	of Mortgage	Principal Balance	Total Mortgage Loans	Gross	Credit	Original
Next Loan Rate Adjustment Month	Loans	Outstanding	Outstanding	Coupon	Score	LTV*
November 2006	1	$540,927.03	0.11%	7.275%	575	80.00%
December 2006	1	557,565.76	0.11	7.700	581	79.10
April 2007	1	217,556.16	0.04	8.900	643	90.00
August 2007	1	185,300.00	0.04	7.100	589	89.52
September 2007	8	1,811,431.16	0.37	7.807	640	89.11
October 2007	30	7,748,683.39	1.57	7.266	635	83.84
November 2007	22	5,940,368.49	1.20	7.369	635	76.92
December 2007	93	23,418,530.57	4.74	8.160	622	76.90
January 2008	617	161,742,512.53	32.77	8.209	614	78.06
February 2008	656	155,205,338.82	31.44	8.305	614	78.18
March 2008	71	16,330,534.28	3.31	8.074	617	76.74
April 2008	284	66,586,432.71	13.49	7.844	649	78.81
September 2008	1	166,250.00	0.03	6.650	673	95.00
October 2008	8	1,445,059.68	0.29	7.938	645	88.24
November 2008	2	418,248.54	0.08	6.746	610	70.76
December 2008	5	1,196,263.36	0.24	7.933	611	79.86
January 2009	15	4,158,036.11	0.84	8.138	606	76.20
February 2009	13	2,796,251.75	0.57	8.187	652	72.04
March 2009	18	3,027,619.48	0.61	7.975	639	79.51
April 2009	149	33,497,609.09	6.79	7.522	645	77.80
May 2009	10	1,850,186.33	0.37	7.413	609	75.25
December 2010	1	390,090.53	0.08	6.990	615	85.00
January 2011	4	1,708,393.43	0.35	7.783	625	86.12
February 2011	5	1,031,919.86	0.21	7.833	629	81.17
March 2011	1	226,632.48	0.05	6.950	742	80.00
April 2011	4	1,406,209.32	0.28	7.008	652	73.33
Total:	2,021	$493,603,950.86	100.00%	8.093%	623	78.22%

*Combined LTV if the loan is a second lien.

Rating Agencies

Fitch
Rachel Brach	212-553-0224

Moody’s
Odile Grisard-Boucher	212-553-1382

S&P
Todd Niemy	212-438-2494

Barclays Capital

Syndicate
Craig Leonard	212-412-2663
Brian Dixon	212-412-2663
Roger Tedesco	212-412-2663

Banking
Joseph O’Doherty	212-412-5517
Glen Greeley	212-412-6741
Kwaw deGraft-Johnson	212-412-6773
Mitchell Garrett	212-412-1141
J. David Maynard	212-412-5257

Structuring
Roopali Gupta	212-412-5274
Anita Kelly	212-412-6897
Nicole Matuszewski	212-412-1117
Anthony Piperno	212-412-5122